Exhibit 99.1

CF FINANCE ACQUISITION CORP.

110 East 59th Street

New York, New York 10022

PROXY CARD

 FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

CF FINANCE ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Howard W. Lutnick and Paul Pion (each, a “Proxy”) as proxies, each with full power to act without the other and the power to appoint a substitute to vote the shares that the undersigned is entitled to vote at the special meeting of stockholders of CF Finance Acquisition Corp. (“CFAC”) to be held on                  , 2020 at          a.m., Eastern time at               , and at any adjournments and/or postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in each Proxy’s discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

(Continued and to be marked, dated and signed on reverse side)

▲TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7 AND 8.	PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE	☒

(1) Proposal No. 1 — The Business Combination Proposal — To consider and vote upon a proposal to (a) approve and adopt the Transaction Agreement, dated as of August 2, 2020 (as the same may be amended, the “Transaction Agreement”), by and among CFAC, CF Finance Intermediate Acquisition, LLC (“IntermediateCo”), CF Finance Holdings, LLC (the “Sponsor”), Grosvenor Capital Management Holdings, LLLP (“GCMH”), the GCMH Equityholders, GCMHGP LLC, GCM V, LLC (“GCM V”) and GCM Grosvenor Inc. (“GCM PubCo”), pursuant to which, among other transactions, CFAC will merge with and into GCM PubCo, upon which the separate corporate existence of CFAC will cease and GCM PubCo will become the surviving corporation (the “Merger”), and (b) approve such Merger and the other transactions contemplated by the Transaction Agreement (the “Business Combination”).

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(2) The Organizational Documents Proposals — To consider and vote upon the following four separate proposals (collectively, the “Organizational Documents Proposals”) to approve the following material differences between CFAC’s amended and restated certificate of incorporation and bylaws and GCM PubCo’s amended and restated certificate of incorporation and bylaws that will be the certificate of incorporation and bylaws of GCM PubCo following the Merger:

i.	Proposal No. 2 — Organizational Documents Proposal A — To authorize the change in the authorized capital stock of CFAC from 100,000,000 shares of Class A common stock, par value $0.0001 per share (the “CFAC Class A common stock”), 10,000,000 shares of Class B common stock, par value $0.0001 per share (the “CFAC Class B common stock”), and 1,000,000 preferred shares, par value $0.0001 per share, to 700,000,000 shares of Class A common stock, par value $0.0001 per share, of GCM PubCo (the “GCM Class A common stock”), 500,000,000 shares of Class B common stock, par value $0.0001 per share, of GCM PubCo (the “GCM Class B common stock”), 300,000,000 shares of Class C common stock, par value $0.0001 per share, of GCM PubCo (the “GCM Class C common stock”), and 100,000,000 shares of preferred stock, par value $0.0001 per share, of GCM PubCo.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

ii.	Proposal No. 3 — Organizational Documents Proposal B — To authorize that holders of shares of GCM Class A common stock will be entitled to cast one vote per share of GCM Class A common stock and holders of shares of GCM Class C common stock will, (1) prior to the Sunset Date, be entitled to cast the lesser of (x) 10 votes per share and (y) the Class C Share Voting Amount and (2) from and after the Sunset Date, be entitled to cast one vote per share, as opposed to each share of CFAC Class A common stock and CFAC Class B common stock being entitled to one vote per share on each matter properly submitted to CFAC’s stockholders entitled to vote.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

iii.	Proposal No. 4 — Organizational Documents Proposal C — To authorize that certain provisions of the certificate of incorporation of GCM PubCo and certain provisions of the bylaws of GCM PubCo, in each case, will be subject to the Stockholders’ Agreement.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

iv.	Proposal No. 5 — Organizational Documents Proposal D — To authorize all other changes in connection with the replacement of CFAC’s amended and restated certificate of incorporation and bylaws with GCM PubCo’s amended and restated certificate of incorporation and bylaws as part of the Merger.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(3)  Proposal No. 6 — The Nasdaq Proposal — To consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Capital Market, the issuance and sale of (a) 3,500,000 shares of GCM Class A common stock and 1,500,000 GCM PubCo private placement warrants to the Sponsor, (b) 19,500,000 shares of GCM Class A common stock to certain third-party investors and (c) a number of shares of GCM Class C common stock to GCM V equal to the GCM V Class C Allocation.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(4) Proposal No. 7 — The 2020 Plan Proposal — To consider and vote upon a proposal to approve and adopt the CF Finance Acquisition Corp. 2020 Incentive Award Plan and material terms thereunder.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

(5) Proposal No. 8 — The Adjournment Proposal — To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Organizational Documents Proposals, the Nasdaq Proposal and the 2020 Plan Proposal.

☐ FOR                    ☐ AGAINST                    ☐ ABSTAIN

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.

ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Date: _____________________________, 2020

Signature

Signature

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in corporate name by an authorized officer, giving full title as such. If stockholder is a partnership, sign in partnership name by an authorized person, giving full title as such.

▲TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED▲

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